Exhibit 99.2

NASDAQ:PCYO www.purecyclewater.com @PureCycleCorp E CYCLE CORPORATION EARNINGS PRESENTATION FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 Presented by Mark Harding,CEO I Kevin McNeill,CFO I Dirk Lashnits,VP Land Development 1.

COMPANY OVERVIEW 2. Safe Harbor Statement

Single-Family Home Rentals • Build single family homes in the Denver metro area in neighborhoods we are developing • Receive rental income in growing housing market • Benefit from immediate asset appreciation and positive cash flows • Provide water and wastewater service to rental properties 3. WE OPERATE MULTIPLE COMPLEMENTARY SEGMENTS... ...driving value for stakeholders with land and water investments Water and Wastewater Resource Development Segment • Own a large and valuable portfolio of water rights • Sustainable ground and surface water rights we estimate can serve up to 60,000 SFEs • Denver metro land development requires developers to have water service as a condition of zoning, offering us a competitive edge .. ,• Provide industrial and oil and gas customers with water Land Development Segment • Own property in highly attractive and easily accessible 1-70 Corridor of Denver, Colorado • Developing nearly 930 acres of a full Master Planned community known as Sky Ranch • Ranch has over 3,200 residential units and over 2 million square feet of retail, commercial and industrial uses • Developing residential and commercial land for which we are the sole water and wastewater service provider metrics 4. Envir..o..n._m_ental, Social & _ o ve rnan ce - -------E-SG • Employment of an ESG Initiatives Specialist • Development of an ESG Policy • Developing an ESG page on company website • Implementing an ESG strategy that involves: ·Adhering to an ESG framework to provide data disclosure guidance • Selecting an ESG data management software to assess, track, and report ESG

• Will begin assessing, tracking, and disclosing: energy managemenUusage, • Developing a Labor, Health & Safety Policy • Will begin tracking and assessing employee satisfaction and water affordability/ access • Updated governance policies • Developing a board diversity matrix required by NASDAQ 5. E L• Updated Environmental Policy network efficiency, water usage and wastewater collection data s L • Updated Human Rights Policy-improved a subset of "S" score by 6 points • Developing a staff diversity profile G

NASDAQ:PCYO www.purecyclewater.com @PureCycleCorp E CYCLE CORPORATION EARNINGS PRESENTATION FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 Presented by Mark Harding,CEO I Kevin McNeill,CFO I Dirk Lashnits,VP Land Development 6.

feet of groundwater & surface water Own rights to surface reservoir storage COLLECTION 7. Wholesale Water & Wastewater Principal business interests are to deliver wholesale water and wastewater service WELLS/DIVERSION0 IRRIGATIONREUSE Large water portfolio in water-short region Company owns or controls 29,000+ acre WASTEWATER which we estimate can serve 60,000 taps TREATMENT assets

Water Infrastructure

All major infrastructure is in service to support phase 2 of the Sky Ranch Development



Water Assets (at cost)
*In millions
F Q3-2022 $61.1
FY 2021 $60.7
FY 2020 $59.2
FY 2019 $46.2
FY 2018 $39.5
FY 2017 $36.2
69% Growth

Own or control over 29,000 acre-feet of water along the Denver Front Range

- 2 Wastewater Reclamation Facilities
- 3 Alluvial Wells
- 29,500 Acre-Feet of Water Rights
- 15 Miles of Distribution Pipeline
- 20 Miles of Transmission Pipeline
- 150 Acre-Feet of Surface Storage
- 2 Million Gallons of Water Storage
- 11 Groundwater Wells



DENVER INTERNATIONAL AIRPORT
Commerce City
COLORADO AIR AND SPACE PORT
First Filing
New Filing
Manila
Strasburg
Sky Ranch
Aurora
BUCKLEY AIR FORCE BASE
Sky Ranch Water Tank
Sky Ranch Reservoir
Sky Ranch Future Reservoir Site
Ridgeview Academy
RIDGE VIEW ACADEMY
AIR FORCE RESERVATION
Arapahoe County Fairgrounds
Lowry Range
Parker
The Pinery
Lowry Pond
Pondarosa Park
Franktown
Castle Rock
Elizabeth
Wild Pointe Ranch
Kiowa
DOUGLAS
Tomah
Scroll on mouse to zoom
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8.

Growth from... 3,070 Avg. residential customer generates $1,500 per year 1n 3,000 2,070 2,000 Future Sky Ranch 1,000 973 Elbert and Hwy 86 Residents Elbert and Hwy 86 9. Water ServicesMonthly Water Customers * 5,0005,000 4,5004,570 4,0004,070 New Residential 3,500 3,570 New service customers added with every neighborhood revenue 2,500 2,570 New Commercial commercial phases 1,500 1,570 Existing Residential 649 500 Existing Commercial2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 commercial customers e ActualProjected * estimated single family equivalents served

.!= r"'.,-l --·  1"'=::=:::. -··=·-- 16 wells/mile formation 10. OIL& GAS We provide raw water to oil and gas operators tor drilling with 120 wells drilled to date Southern Wattenberg Niobrara I Five Possible Formations I Pad Development: 40 Acre spacing I I Over 10,000 well capacity I Average $250,000 per well I More than 200 square miles in Adams & Arapahoe Counties """"·--- r .....-···-•-··---

DEVELOPMENT ENCROACHMENT TO LOWRY RANGE Wii.U.·!..-;::--on Lowry Range exclusive Service Area ••"' 11. View looking north of development encroachment

NASDAQ:PCYO www.purecyclewater.com @PureCycleCorp E CYCLE CORPORATION EARNINGS PRESENTATION FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 Presented by Mark Harding,CEO I Kevin McNeill,CFO I Dirk Lashnits,VP Land Development 12.

13. LAND DEVELOPMENT

SKY RANCH - PHASE 1

100% complete

- All lots delivered (509)
- As of 5/31/2022 there were approximately 450 residents
- All 505 taps sold (4 units remain with PCYO for rental)
- Estimated that homes will be fully sold out by the end of Q4-2022
- Received $11.0 million of reimbursables and recorded more than $20M in receivables including project management fees and related interest income
- Recognized $36.7 million in lot revenue to date
- Recognized $14.2 million in tap fees to date



PARTNERING HOMEBUILDERS

kb HOME

taylor morrison Homes Inspired by You

RICHMOND AMERICAN HOMES

14.

Phase 2A.61% complete • Approximately 850 lots in total • 804 lots under contract with home builders • 46 lots reserved for rental business with an additional 100 potential plats • Initial lots delivered during three months ended May 31, 2022 • Will include new Charter School directly north of this phase. Opening August 2023 • Estimated lot revenues of $70 million HOMES LENNAR HOME 15. • Estimated tap fees of $20.9 million • Estimated $61.1million of reimbursable costs with $11.4 million to date • Estimated $73.4 million in total development costs PARTNERING HOMEBUILDERS D·R·HORIONeCHALLENGER ica!s: kb SKY RANCH - PHASE 2 OVERVIEW

16.

1st SUB-PHASE OF 2nd DEVELOPMENT PHASE Lot ClosingDashboard t) 18,417,000 LOTS BY TYPE LOTS BY BUILDER LLEY) • 50'LOTS • 3S LOTS DUPLEXS • CHALLENGER • LENNAR • DRHORTON KBHOMES • PCVOBTR • TOWNHOMES 17. LOT SALES BY BUILDER 8,000,000 • 45' LOTS45'LOTIS (A Takedown 3 DATE7/31/2022 AMOUNT$ 10,850,000 BUILDERS4 LOA PHASEFinished Lots Takedown 2 DATE11/30/2021 AMOUNT$ 3,695,000 BUILDERS3 LOA PHASEWet Utilities Takedown 1 DATE8/25/2021 AMOUNT$ 3,846,000 BUILDERS3 LOA PHASEPlatted Lots Total $

18.

• Sold 32 acres to National Heritage Academy for $1.6 million, and made cash-in-lieu payment to Bennett School District for $1.6 million • Located at the center of our Sky for 2023-2024 school year 19. Ranch Community • Groundbreaking on June 24, 2022 • School Opening Dates: Grades K-8 opening August 2023 Grades 9-10 opening August 2025

NASDAQ:PCYO www.purecyclewater.com @PureCycleCorp E CYCLE CORPORATION EARNINGS PRESENTATION FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 Presented by Mark Harding,CEO I Kevin McNeill,CFO I Dirk Lashnits,VP Land Development 20.

21.

Market Watch

- Steady increase in lease price while other rental types fell
- Detached and Townhomes are more affordable per square foot and per bedroom
- Detached homes spend less days on market on average then other types of rental units

Our Single Family Rentals

- Rented first 3 homes above the average market price
- All 3 homes rented within 14 days of listing
- 4th home in Phase 1 under construction
- 10 homes in Phase 2A contracted for building permits and construction beginning by end of July 2022



Denver Premier Leasing Agents
RENTAL MARKET REPORT
September 2021
+4% MEDIAN LEASED PRICE
-1% LEASED LISTINGS
-3 Days MEDIAN DAYS IN MLS
+6% MEDIAN LEASED PRICE PER BEDROOM
+10% MEDIAN LEASED PRICE PSF
Detached Townhomes Condominiums Multi-Family Apartments All
Denver Metro Counties: Adams, Arapahoe, Boulder, Broomfield, Clear Creek, Denver, Douglas, Elbert, Gilpin, Jefferson, Park, Weld
© 2021 Rental Listing Data Compliments of RE COLORADO

22.

23.

24.

NASDAQ:PCYO www.purecyclewater.com @PureCycleCorp E CYCLE CORPORATION EARNINGS PRESENTATION FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 Presented by Mark Harding,CEO I Kevin McNeill,CFO I Dirk Lashnits,VP Land Development 25.

NINE MONTHS ENDED MAY 31,2022 REVENUE OPERATING INCOME NET INCOME $3.6m 16M 4M 20M $18.3m • 18M $3.3 • -· 3.5M 14M 16M 3M 12M 14M 2.5M 12M 2M 10M $1.4m /·. SM 1.5M .. $6.l m 6M 1M 4M 0.5M Sl.2.9k YTO 03-2018 2M $784k $4.0m ($302k), $1.7m -0.5M -2M YTO 03 2018 YTO 03· 2019 YTO 03-2020 YTO 03-2021 YTO 03 · 2022 YTO 03-2018 YTO 03-2019 VTO 03·2020 VTD 03 2021 • YTO 0 3 2022 YTO 03·2019 YTO 03·2020 YTO 03·2021 • YTO 03·2022 • W·WW Segment Land Development Single Family Rentals SINGLE FAMILY RENTALS • $1m in assets with an approximate market value of $1.6m • Fully occupied • 4th lot under construction • 10 new lots under development 26. WATER& LAND WASTEWATERDEVELOPMENT • $6l.lm in water assets (cost) • 739 total customers • Phase 2A 67% complete • 22 residential customers added in Q3-2022 • $35.3m in reimbursable public improvements • 59.8 million gallons delivered in Q3-2022 • 83% gross margin on lots sales 10M Sl2.2m SM 6M 4M 2M $10.9m $12.3m S15.8m

5 YEAR PERFORMANCE Shareholder Value .\ Revenue $26m Net Income* Gross Margin 22M 20M 18M 16M 14M 12M 10M 8M 6M 4M 2M 26M 11M $11m n 7 20M 7M $8m $7m • • $5m ---------....--$Om / $-2m---------• • -2M ll -4M 0 FYE 2017 FYE 2018 FYE 2019 FYE 2020 FYE 2021 PROJ.2022 FYE 2017 FYE 2018 FYE 2019 FYE 2020 FYE 2021 PROJ.2022 FYE 2017 FYE 2018 FYE 2019 FYE 2020 FYE 2021 • Netlncome • W-WW Segment • landDevelopment • W-WW Segment • Land Development '2021net incomepostiively impacted by recognition of $16.4m of reimbursable pubilc improvements (net of $5.3mof lox) M&AGrowth Investing in Business Segments Shareholder Return r. .••rll ·Land ·Water • Sustained pipeline of acquisitions • Corporate execution • Land/water acquisitions • Share repurchase ·Dividend ·Land • Water & Wastewater • Single Family Rentals 27. CAPITAL ALLOCATION PRIORITIES 10M 9M 8M $8m $7m 6M SM 4M 3M $3m 2M 1M $1m 24M 22M $20m $23m $17m 18M 16M 14M 12M 10M 8M $7m 6M r--4M $1m 2M 0r----1

BALANCE SHEET



PURE CYCLE CORPORATION
CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	May 31, 2022 (unaudited)	August 31, 2021
ASSETS:		
Current assets:		
Cash and cash equivalents	$ 5,422	$ 20,117
Trade accounts receivable, net	1,199	1,532
Prepaid expenses and other assets	690	458
Land under development	652	608
Notes receivable - related party, reimbursable public improvements	16,000	16,000
Total current assets	23,963	38,715
Restricted cash	2,328	2,327
Investments in water and water systems, net	53,114	53,786
Construction in progress	3,292	3,304
Single-family rental units	986	—
Land and mineral rights:		
Held for development	8,341	5,924
Held for investment purposes	451	451
Other assets	2,467	2,591
Notes receivable – related parties, including accrued interest:		
Reimbursable public improvements	19,320	8,794
Other	1,062	1,163
Operating leases - right of use assets, less current portion	62	122
Total assets	$ 115,386	$ 117,177
LIABILITIES:		
Current liabilities:		
Accounts payable	$ 2,360	$ 1,787
Accrued liabilities	925	1,224
Accrued liabilities – related parties	445	2,881
Income taxes payable	314	4,163
Deferred lot sale revenues	889	1,995
Deferred water sales revenues	392	410
Debt, current portion	12	—
Total current liabilities	5,337	12,460
Participating interests in export water supply	324	325
Debt, less current portion	988	—
Deferred tax liability, net	1,428	1,615
Lease obligations - operating leases, less current portion	—	37
Total liabilities	8,077	14,437
Commitments and contingencies		
SHAREHOLDERS' EQUITY:		
Series B preferred shares par value $0.001 per share, 25 million authorized; 432,513 issued and outstanding (liquidation preference of $432,513)	—	—
Common shares par value 1/3 of $.01 per share, 40.0 million authorized; 23,980,645 and 23,916,633 outstanding, respectively	80	80
Additional paid-in capital	174,038	173,513
Accumulated deficit	(66,809)	(70,853)
Total shareholders' equity	107,309	102,740
Total liabilities and shareholders' equity	$ 115,386	$ 117,177

28.

INCOME STATEMENT



PURE CYCLE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(In thousands, except share information)	Three Months Ended May 31, 2022	Three Months Ended May 31, 2021	Nine Months Ended May 31, 2022	Nine Months Ended May 31, 2021
Revenues:				
Metered water usage from:				
Municipal customers	$ 94	$ 63	$ 498	$ 171
Commercial customers	549	147	2,462	2,062
Wastewater treatment fees	66	51	185	144
Water and wastewater tap fees	1,273	1,856	2,447	4,522
Lot sales	1,070	445	5,644	3,316
Project management fees	81	23	529	1,571
Single-family rentals	25	—	59	—
Special facility projects and other	29	81	299	487
Total revenues	3,187	2,666	12,123	12,273
Expenses:				
Water service operations	560	316	1,419	1,074
Wastewater service operations	109	102	337	258
Land development construction costs	222	99	1,048	2,087
Project management costs	66	—	112	—
Single-family rental costs	9	—	16	—
Depletion and depreciation	349	358	1,055	1,077
Other	79	65	298	453
Total cost of revenues	1,394	940	4,285	4,949
General and administrative expenses	1,074	1,325	3,950	3,753
Depreciation	95	73	277	233
Operating income	624	328	3,611	3,338
Other income:				
Interest income - related party	308	284	1,196	2,660
Recognition of public improvement reimbursables - related party	—	—	—	17,262
Reimbursement of construction costs - related party	—	—	—	485
Oil and gas royalty income, net	123	97	330	248
Oil and gas lease income, net	47	48	143	148
Other, net	15	25	40	41
Interest expense, net	(34)	—	(52)	—
Income from operations before income taxes	1,083	782	5,268	24,182
Income tax expense	246	158	1,224	5,906
Net income	$ 837	$ 624	$ 4,044	$ 18,276
Earnings per common share - basic and diluted				
Basic	$ 0.03	$ 0.03	$ 0.17	$ 0.77
Diluted	$ 0.03	$ 0.03	$ 0.17	$ 0.76
Weighted average common shares outstanding:				
Basic	23,970,290	23,907,140	23,944,394	23,885,179
Diluted	24,124,586	24,184,395	24,183,500	24,104,408

29.

LEADERSHIP AND BOARD OF DIRECTORS Mark W. Harding President and CEO Kevin B. MeNeill Vice President and CFO Peter C. Howell Director and Chairman of the Audit Committee IDirector Jeffrey G. Sheets Patrick J. Beirne Chairman of the Board Wanda J. Abel Director and Chairman of the Nominating and Governance Committee Daniel R. Kozlowski Director and Chairman of the Compensation Committee Fredrick A. Fendel III. Director 30.

CORPORATE HEADQUARTERS 34501E. Quincy Ave, BLDG 65, Suite A, Watkins, CO 80137 CONTACT INFO info@purecyclewater.com 303-292-3456 www.purecyclewater.com Follow us on... "# Twitter: @PureCycleCorp fm Linkedln: https://www.linkedjn.com/company/pure-cycle-corporatjon STOCK INFO Ticker symbol (NASDAQ Capital Market): PCYO Shares outstanding: 23.9 million 31. Questions? CONTACT AND COMPANY INFORMATION

NASDAQ:PCYO www.purecyclewater.com @PureCycleCorp E CYCLE CORPORATION EARNINGS PRESENTATION FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 Presented by Mark Harding,CEO I Kevin McNeill,CFO I Dirk Lashnits,VP Land Development 32.